Exhibit 10.5

AMENDMENT NUMBER 5 TO OPTION AGREEMENT

THIS AMENDMENT NUMBER 5 TO OPTION AGREEMENT (the “Fifth Amendment”), dated as of September 17, 2004, is entered into by and between Dynamic Materials Corporation, a Delaware corporation (“DMC”), and Spin Forge, LLC, a California limited liability company (“Owner”), with regard to the following:

A.                                   Owner owns certain real property and improvements located in El Segundo, California (the “Property”).

B.                                     DMC and Owner entered into that certain Option Agreement dated March 18, 1998 (the “Option Agreement”), which provides DMC with an option (the “Option”) to purchase the Property.

C.                                     DMC and Owner amended the Option Agreement on four separate occasions, by Amendment Number 1 to Option Agreement dated June 2001, Amendment Number 2 to Option Agreement dated May 20, 2002, Amendment Number 3 to Option Agreement dated March 14, 2003, and Amendment Number 4 to Option Agreement dated April 22, 2004 (the Option Agreement as so amended is referred to herein as the “Amended Option Agreement”). Among other things, the amendments changed the date on which the Option becomes exercisable.

D.                                    The parties are executing this Fifth Amendment in order to again change the date on which Option becomes exercisable and to make certain other changes.

Accordingly, the parties agree as follows:

1.                                      AMENDMENT OF AGREEMENT.  The Amended Option Agreement is amended as follows in this Section 1.

1.1                                 Section 1. C. of the Amended Option Agreement is hereby deleted and restated in its entirety as follows:

C.                                     Time of Exercise. The Option may be exercised by DMC beginning after November 1, 2006, and until the expiration of the Term.

1.2                                 Section 2 of the Amended Option Agreement is hereby deleted and restated in its entirety as follows:

2.                                       Purchase Price.  The purchase price for the Property upon exercise of the Option (the “Purchase Price”) shall be $2,880,000; provided, however, that if the Option is exercised after January 31, 2007, the Purchase Price shall equal (1) the fair market value of the Property at the time the Option is exercised (as determined according to the same procedure set forth in Article 1, Section C of the Operating Lease for the determination of “Extended Term Base Rent”), or (2) $2,880,000, whichever is greater; and provided, further, that if the Option is exercised on or before January 31, 2007, but the purchase of the Property is not closed on or before January 31, 2007 due to the default of the Owner, the Purchase Price shall be $2,880,000, provided that the purchase of the Property is closed within a reasonable time after Owner has cured such default.

2.                                      EFFECTIVE DATE.  This Fifth Amendment shall be effective as of the first date written above.

3.                                      FULL FORCE AND EFFECT.  Except as amended by this Fifth Amendment, the Amended Option Agreement shall remain in full force and effect.

4.                                      GENERAL PROVISIONS.

4.1                                 Amendment and Modification.  This Fifth Amendment may not be amended, modified or supplemented except pursuant to an instrument in writing signed by both of the parties hereto.

4.2                                 Attorneys’ Fees.  If either party to this Fifth Amendment commences an action (including arbitration) against the other party to interpret or enforce any of the terms of this Fifth Amendment, or because of the other party’ s breach of any provision set forth in this Fifth Amendment, the losing party shall pay the prevailing party’s reasonable attorneys’ fees, costs and expenses, court costs and other costs of action incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment. In addition to the foregoing award of attorneys’ fees, the prevailing party shall be entitled to its reasonable attorneys’ fees incurred in any post judgment proceeding to enforce any judgment in connection with this Fifth Amendment. This paragraph is separate and several and shall survive the merger of this paragraph into any judgment.

4.3                                 Binding Effect.  All the terms and provisions of this Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.4                                 Governing Law.  The validity and effect of this Fifth Amendment shall be determined in accordance with the laws of the State of California (without regard to conflicts or choice of laws principles).

4.5                                 Counterparts.  This Fifth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but together which shall constitute one document.

IN WITNESS WHEREOF, both parties have caused this Fifth Amendment to be duly executed as of the date first written above.

DMC

Dynamic Materials Corporation,
a Delaware corporation

By:

Its:

OWNER

Spin Forge, LLC,
a California limited liability company

By:

Its: